Exhibit (a)(1)(F)

NOTICE OF WITHDRAWAL

MANNATECH, INCORPORATED

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

FOR REPLACEMENT STOCK OPTIONS (THE “EXCHANGE OFFER”)

July 16, 2010

The Exchange Offer and your withdrawal rights will expire at

8:00 a.m., Central Time, on August 13, 2010, unless extended.

If you previously elected to surrender eligible options for exchange in the Exchange Offer and you would like to withdraw your election to exchange one or more of your eligible stock option grants, you must notify Mannatech, Incorporated (the “Company”) on or before 8:00 a.m., Central Time, on August 13, 2010 (the “Expiration Date”), unless we extend the Exchange Offer.  Any Notice of Withdrawal received after this deadline will not be accepted and all previously surrendered eligible options will be cancelled and exchanged pursuant to the terms and conditions of the Exchange Offer.

Please read this Notice of Withdrawal carefully, including the instructions that follow below. If you desire to withdraw previously surrendered eligible options, you must submit this Notice of Withdrawal in accordance with its instructions and send it to the Company by one of the following methods:

•	by regular mail, courier or hand delivery to Mannatech, Incorporated., 600 South Royal Lane, Suite 200, Coppell, TX 75019, Attn: Tatiana Morosyuk; or

•	by facsimile to (972) 471-7319; or

•	by scanning this completed Election Form to a PDF and emailing to tmorosyuk@mannatech.com.

The properly completed and duly executed Notice of Withdrawal must be received as specified above on or before the Expiration Date, or if the Exchange Offer is extended by us, the end of the extension period.  Your Notice of Withdrawal will be effective as of the date the Company receives your properly completed and signed paper Notice of Withdrawal.

Providing us with a properly completed Notice of Withdrawal that specifically withdraws all or a portion of your previously tendered eligible options and that is submitted in the manner set forth above will constitute a proper Notice of Withdrawal.  It is your responsibility to confirm that we received your Notice of Withdrawal indicating the withdrawal of your tendered eligible options before the Expiration Date.

If you have any questions, please contact Tatiana Morosyuk by email at tmorosyuk@mannatech.com or by telephone at (972) 471-7207.

FOR THIS NOTICE OF WITHDRAWAL TO BE EFFECTIVE, THIS NOTICE OF WITHDRAWAL MUST BE COMPLETED, SIGNED AND RECEIVED BEFORE 8:00 a.m., CENTRAL TIME ON AUGUST 13, 2010 (OR SUCH LATER DATE AS MAY APPLY IF THE EXCHANGE OFFER IS EXTENDED).

AGREEMENT TO TERMS OF WITHDRAWAL

By completing and delivering this Notice of Withdrawal, I hereby withdraw certain of my previously tendered Eligible Options as indicated on the attached Notice of Withdrawal Signature Page upon the terms and subject to the conditions set forth in this Notice of Withdrawal and in the Offer to Exchange Certain Outstanding Stock Options for Replacement Stock Options dated July 16, 2010 (the ‘‘Exchange Offer”), receipt of which I hereby acknowledge.  Capitalized terms use herein but not otherwise defined have the meanings assigned to such terms in the Exchange Offer.

Subject to and effective upon the Company’s acceptance of this Notice of Withdrawal in accordance with the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), to the extent I have elected to “Withdraw” my Eligible Options, I hereby:

(1)	Represent and warrant that I have full power and authority to withdraw the previously surrendered eligible options as specified on the Notice of Withdrawal Signature Page.

(2)	Acknowledge that the Company has advised me to consult with my own personal advisors as to the consequences of participating or not participating in the Exchange Offer.

(3)
Agree to, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable in connection with my election to withdraw previously surrendered stock options pursuant to this Notice of Withdrawal.

(4)	Acknowledge and understand that:

(a)
the withdrawal of my Eligible Options is at my own discretion; I agree that the Company will not be liable for any costs, taxes, losses or damages that I may incur as a result of my decision to withdraw my eligible options in the Exchange Offer;

(b)
the Company’s acceptance of this Notice of Withdrawal pursuant to the Exchange Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Exchange Offer;

(c)
if I withdraw previously tendered Eligible Options, I may elect to re-surrender such options by making a new election by submitting an Election Form listing all the Eligible Options I wish to re-surrender for exchange and upon receipt of such new Election Form, any previously submitted Notice of Withdrawal will be disregarded with respect to such options listed on the new Election Form; I will be bound by the last properly submitted Election Form and Notice of Withdrawal received by the Company prior to the end of the Expiration Date or any extended Expiration Date; and

(d)
neither the Company nor any of its subsidiaries nor any of their respective employees or agents has made any recommendation to me as to whether I should withdraw any previously tendered Eligible Options and I am not relying on any information or representation made by any such person in withdrawing such previously tendered Eligible Options, other than any information contained in the offer documents.

*     *     *     *     *

NOTICE OF WITHDRAWAL INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS

OF THE EXCHANGE OFFER

1.           Delivery; Notice of Withdrawal.   To withdraw your previously tendered Eligible Options, you must deliver your completed Notice of Withdrawal to the Company in the manner provided on the cover of this Notice of Withdrawal.  Your completed Notice of Withdrawal must be received by us no later than 8:00 a.m., Central Time, on August 13, 2010, unless this Exchange Offer is extended or delayed by us in accordance with its terms.  If you miss this deadline, your previously tendered Eligible Options will be cancelled and you will receive Replacement Options in exchange therefor.  It is your responsibility to confirm that we have received your Notice of Withdrawal before the expiration of this Exchange Offer.  You my re-tender withdrawn Eligible Options by submitting a new Election Form in the same manner as described above.  See Section 4 “This Exchange Offer – Withdrawal Rights” of the Exchange Offer for more information.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING NOTICES OF WITHDRAWAL, IS AT THE ELECTION AND RISK OF THE WITHDRAWING ELIGIBLE OPTIONHOLDER.  IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY TO ENSURE THE NOTICE OF WITHDRAWAL IS RECEIVED BY 8:00 A.M., CENTRAL TIME, ON AUGUST 13, 2010 (OR SUCH LATER DATE AND TIME TO WHICH THE COMPANY MAY EXTEND THE OFFER).

2.           Signatures On This Notice of Withdrawal.  If this Notice of Withdrawal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and provide evidence satisfactory to us of the authority of such person so to act must be submitted with this Notice of Withdrawal.

3.           Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.  We will, in our sole discretion, determine the number of shares of the Company’s Common Stock subject to Eligible Options and all questions as to the form of documents and the validity, form, eligibility, time of receipt, and acceptance of any tender of, or documentation related to the exchange of, Eligible Options.  We may reject any Eligible Options tendered for exchange to the extent we determine that the Eligible Options were not properly tendered for exchange or that it would be unlawful to accept the tendered Eligible Options.  Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final, conclusive and binding on all parties.  This is a one-time offer.  We will strictly enforce the Offering Period, subject only to any extension of the Expiration Date of the Exchange Offer that we may grant in our sole discretion.  Subject to Rule 13e-4 under the Exchange Act, we reserve the right, in our reasonable discretion, to waive any of the conditions of this Exchange Offer, any defect or irregularity in any tender or withdrawal with respect to any particular Eligible Option or any particular Eligible Optionholder.  If we waive any of the conditions of this Exchange Offer we will do so for all Eligible Optionholders.  No tender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Optionholder or waived by us.   Neither the Company nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any such notice.  See Section 3 “This Exchange Offer–Procedures for Tendering Eligible Options” of the Exchange Offer for more information.

4.           Important Tax Information.    Please refer to Section 13 “This Exchange Offer – Material United States Tax Consequences” of the Exchange Offer for important tax information in connection with participating in the Exchange Offer.

NOTICE OF WITHDRAWAL

SIGNATURE PAGE

Optionholder Name:

I previously elected to surrender eligible options for exchange in the Exchange Offer and now wish to withdraw one or more of my surrendered eligible stock option grants.  I understand that by signing this Notice of Withdrawal and delivering it pursuant to the instructions described in Section 4, Withdrawal Rights of the Offer to Exchange document and the instructions contained herein, I will be withdrawing my election with respect to the eligible options specified below.

By withdrawing my prior election to surrender eligible options for exchange, I understand that I will not receive any new stock options for, and will continue to hold, the eligible options withdrawn from the Exchange Offer, which will continue to be governed by the terms and conditions of the applicable stock option agreement(s) relating to such stock option(s). Check the applicable box below for the eligible options previously surrendered which you wish to withdraw:

☐            I wish to withdraw all eligible options previously surrendered, or

☐
I wish to withdraw the following previously surrendered eligible options listed below
(NOTE: If you check this box, please provide the information below with respect to each of the eligible options previously surrendered that you wish to withdraw):

Option Grant Date	Number of Eligible Options	Exercise Price (per share)	Check Box for Each Eligible Stock Option Grant to be Withdrawn from Exchange
☐ Do Not Exchange
☐ Do Not Exchange
☐ Do Not Exchange
☐ Do Not Exchange
☐ Do Not Exchange

By delivery and execution hereof, I acknowledge that I have read, understand, and agree to all the terms and conditions of the Exchange Offer and I hereby elect to withdraw the eligible stock option grants indicated above that I previously elected to surrender for exchange in the Exchange Offer.

SIGNATURE OF OWNER

X ____________________________________________
(Signature of Eligible Optionholder or Authorized Signatory
– See Instruction 2 on the previous page)

Date: _______________ , 2010

Home Address: _________________________________
_____________________________________________
_____________________________________________

Home Telephone No. (with area code):________________

Work Telephone No. (with area code):________________

Company E-mail Address:_________________________

Capacity (if applicable See Instruction 2 on the previous page):
______________________________________________
______________________________________________